[Letterhead]
                            Rachlin Cohen & Holtz LLP
                   Certified Public Accountants & Consultants




June 1, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by 5th Avenue Channel Corp. ((copy attached), which was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A (Amendment No. 2) dated March 9, 2001 (date of earliest event reported), report filed May 30, 2001. We agree with the Statements concerning our Firm in such Form 8-K/A.

Very truly yours,


/s/ Rachlin Cohen & Holtz LLP
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    RACHLIN COHEN & Holtz LLP